                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

InfoCure Corporation
Atlanta, Georgia

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated February 21, 2000, relating to the consolidated financial statements and schedule of InfoCure Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                    BDO Seidman, LLP
Atlanta, Georgia
June 29, 2000